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                                                                   EXHIBIT 10.27














                            MARINER HEALTH CARE, INC.
                  2003 OUTSIDE DIRECTORS' STOCK INCENTIVE PLAN

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                            MARINER HEALTH CARE, INC.
                  2003 OUTSIDE DIRECTORS' STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS


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SECTION 1. INTRODUCTION.....................................................1


SECTION 2. DEFINITIONS......................................................1


SECTION 3. ADMINISTRATION...................................................3


SECTION 4. TERMS OF ALL STOCK INCENTIVES....................................3


SECTION 5. DEFERRAL OF STOCK INCENTIVES.....................................5


SECTION 6. SHARES SUBJECT TO PLAN...........................................6


SECTION 7. TERM OF PLAN.....................................................6


SECTION 8. INDEMNIFICATION OF BOARD OF DIRECTORS............................6


SECTION 9. AMENDMENT AND TERMINATION OF THE PLAN............................7


SECTION 10.  ADJUSTMENT IN SHARES...........................................7


SECTION 11.  WITHHOLDING TAXES..............................................8


SECTION 12.  RIGHTS AS A STOCKHOLDER........................................8


SECTION 13. GOVERNING LAW...................................................8
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                            MARINER HEALTH CARE, INC.
                  2003 OUTSIDE DIRECTORS' STOCK INCENTIVE PLAN



                             SECTION 1. INTRODUCTION

         The Mariner Health Care, Inc. 2003 Outside Directors' Stock Incentive Plan (the "Plan") provides the Company with the ability to grant non-employee directors shares of common stock of Mariner Health Care, Inc. and/or nonqualified stock options to purchase shares of common stock of Mariner Health Care, Inc. The Plan constitutes an amendment and restatement of the Mariner Health Care, Inc. 2002 Outside Directors' Stock Option Plan (the "2002 Plan").

                             SECTION 2. DEFINITIONS

         2.1. Definitions. The following words and phrases shall, when used herein, have the meanings set forth below:

                  (a) "Act" means the Securities Exchange Act of 1934, as amended.

                  (b)      "Affiliate" means

                           (1)      Any Subsidiary or Parent,

                           (2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

                           (3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Company.

                  (c) "Agreement" means an agreement, subject to the terms of the Plan, documenting the terms of a Stock Incentive.

                  (d) "Board of Directors" or "Board" means the Board of Directors of the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Company" means Mariner Health Care, Inc., a Delaware corporation.

                  (g)      "Common Stock" means the Company's common stock.

                  (h) "Compensation Committee" means the Compensation Committee of the Board of Directors.

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                  (i)      "Director" means a director of the Company.

                  (j) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate for Director. If no long-term disability plan or policy was ever maintained on behalf of the Director or, the determination of Disability relates to an Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Compensation Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

                  (k) "Employee" means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act.

                  (l)      "Fair Market Value" with regard to a date means:

                           (1) the price at which Common Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Compensation Committee on which the shares of Common Stock are then actively traded or, if applicable, as reported by the NASDAQ Stock Market.

                           (2) if such market information is not published on a regular basis, the price of Common Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the NASDAQ Stock Market or, if not so reported, by a generally accepted reporting service.

                           (3) if Common Stock is not publicly traded, as determined in good faith by the Compensation Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal.

                  For purposes of Paragraphs (1), (2), or (3) above, the Compensation Committee may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Common Stock, or any other method which the Compensation Committee determines is reasonably indicative of the fair market value.

                  (m) "Option" means an option to purchase Common Stock described in Section 4.2.

                  (n) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% of more of the total combined voting power of all classes of stock in one of the other corporations in such


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         chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

                  (o) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A Subsidiary shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

                  (p)      "Share" means a share of Common Stock.

                  (q) "Stock Award" means an award of Common Stock described in Section 4.3.

                  (r) "Stock Incentives" means, collectively, Options and Stock Awards.

                            SECTION 3. ADMINISTRATION

         3.1 Administration. The Plan shall be administered by the Compensation Committee.

         3.2 Finality. The Compensation Committee shall have the authority in its sole discretion to interpret the Plan, to grant Stock Incentives under and in accordance with the provisions of the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the implementation and administration of the Plan or Agreements thereunder. All actions of the Compensation Committee shall be final, conclusive and binding upon all Participants. No member of the Compensation Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant of a Stock Incentive thereunder. All Stock Incentives granted pursuant to the Plan shall be evidenced by an Agreement and shall be subject to the terms of the Plan and such additional terms are as set forth in the Agreement.

         3.3 Eligibility. Only Directors who are not Employees of the Company or an Affiliate shall be eligible to receive Stock Incentives under the Plan on the terms and subject to the restrictions hereinafter set forth.

                    SECTION 4. TERMS OF ALL STOCK INCENTIVES

         4.1      Terms and Conditions of All Stock Incentives.

                  (a) The number of Shares as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 6 as to the total number of Shares available for grants under the Plan.

                  (b) Each Stock Incentive will be evidenced by an Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate. The Compensation Committee may amend the terms of an Agreement after the

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         date of grant of the Stock Incentive to which it relates, subject to the terms of the Plan. Each Agreement is subject to the terms of the Plan and any provisions contained in the Agreement that are inconsistent with the Plan are null and void.

                  (c) The date a Stock Incentive is granted will be the date on which the Compensation Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

                  (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Agreement.

                  (e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will; provided, however, that the Compensation Committee may waive any of the provisions of this Section or provide otherwise as to any Stock Incentives.

         4.2      Terms and Conditions of Options.

                  (a) The terms of each Agreement reflecting an Option shall provide that the per share purchase price for each Share subject to the Option shall be the Fair Market Value as of the date of grant, and that the Option shall expire upon the earlier of the tenth (10th) anniversary following the date of grant or, subject to the condition that an Option may not be exercised past the expiration of its term, within one year after the date the Director ceases to serve upon the Board of Directors for any reason.

                  (b) All Options may be exercised to the extent vested. All Options may be exercised only by written notice to the Company. Payment for all Shares purchased pursuant to exercise of an Option shall be made (a) in cash; (b) by delivery to the Company of a number of Shares which have been beneficially owned by the Participant for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the exercise price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; or (c) to the extent available, in a cashless exercise through a broker. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made. The holder of an Option, as such, shall have none of the rights of a shareholder of the Company.


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         4.3      Terms and Conditions of Stock Awards. The number of Shares subject to a Stock Award and restrictions or conditions on such Shares, if any, will be as the Compensation Committee determines, and the certificate for such Shares will bear evidence of any restrictions or conditions. The Compensation Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the Shares awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

                     SECTION 5. DEFERRAL OF STOCK INCENTIVES

         5.1 Deferral. If permitted by the Compensation Committee, the Director may defer the receipt of Shares from the exercise of the Option or defer the receipt of Shares from the Stock Award.

         5.2 Elections. Unless otherwise determined by the Committee, the deferral election with regard to an Option must be made by the Director in the calendar year prior to the date of exercise of the Option. Unless otherwise determined by the Committee, the deferral election with regard to a Stock Award must be made either in the calendar year before the Stock Award has been granted, before the Director has accepted the Stock Award (in the case of a Stock Award that is offered to the Director in exchange for something of value, such as the surrender of an Option), or in the calendar year before the Stock Award is vested. Subject to Section 5.6, any deferral election will be irrevocable. Unless otherwise determined by the Compensation Committee, the Director's deferral election may apply to all or part of the Shares subject to the Option or the Stock Award, and in the case of an Option may be limited to the Shares attributable to what would otherwise be the taxable income recognized as a result of the exercise of the Option. Unless the Compensation Committee mandates a different deferral period, the deferral period will end on a date or event elected by the Director, but not later than thirty days after the Director's death.

         5.3 Units. If a Director defers receipt of Shares, the Company's obligation to issue the Shares will be reflected in a bookkeeping account in the form of units ("Units"), with each Unit representing the Company's obligation to issue one share. The Units will be credited to the account as of the date the Director exercises an Option, or with respect to a Stock Award, as of the later of the date the Stock Award would be granted in the absence of the Director's deferral election and the date of the Director's deferral election. All deferral elections and the terms of each deferral will be reflected in a written agreement. Units will be adjusted or modified pursuant to the Plan in the same manner as Shares and Stock Incentives are adjusted or modified pursuant to
Section 10.

         5.4 Cash or Property Dividends. If cash or property dividends (other than dividends payable in form of Common Stock) are payable on Shares as to which the record date is later than the date as of which the Units are credited to the account, each such Unit will also include the right to receive the same cash or property as the dividend per Share.

         5.5 Non-Transferability of Units. Units will be subject to the same restrictions on transfer as apply to Stock Incentives pursuant to Section 4.1(e).


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         5.6      Unforeseeable Emergency. In the event of an Unforeseeable
Emergency, the Director may terminate the deferral period but only to the extent of the number of Shares and dividends thereon necessary to meet the emergency and only to the extent that the hardship is not or cannot be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Director's assets to the extent such liquidation would not itself cause severe financial hardship, or by cessation of further deferrals under the Plan. Unforeseeable Emergency means an unanticipated emergency that is caused by an event beyond the control of the Director that would result in severe financial hardship to the Director if payment before the conclusion of the deferral period were not permitted.

         5.7 Payment of Deferrals. The Units will be payable in the form of the corresponding number of Shares at the conclusion of the deferral period pursuant to Section 5.2 or upon an event described in Section 5.6. Payment will only be made to the extent that the Director is vested in the underlying Stock Incentive and if all or a portion of a Stock Incentive relating to a Unit is forfeited, the corresponding Unit will be forfeited.

         5.8 Unfunded. The obligation reflected by the Units (and any dividends relating thereto) will not be funded, and the Units will represent the unsecured obligation of the Company to issue Shares and dividends.

                        SECTION 6. SHARES SUBJECT TO PLAN

         The aggregate number of Shares which may be issued under the Plan shall at no time exceed one hundred seventy-five thousand (175,000). This number shall include and not be in addition to the one hundred seventy-five thousand (175,000) Shares previously reserved under the 2002 Plan. The Shares attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. The limitation established by this Section shall be subject to adjustment in accordance with the provisions of the Plan. In the event that an Optionee delivers Shares as payment of the exercise price for an Option, such Shares may be available for issuance under the Plan.

                             SECTION 7. TERM OF PLAN

         The Plan, as amended and restated, shall be effective on July 30, 2003, the date of its approval by the Board of Directors, and shall continue to be effective July 30, 2013, unless sooner terminated by the Board of Directors pursuant to the terms of the Plan.

                SECTION 8. INDEMNIFICATION OF BOARD OF DIRECTORS

         In addition to such other rights of indemnification that the members of the Board of Directors may have, each member of the Board of Directors shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or


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any Stock Incentive granted thereunder, and against all amounts paid by it in settlement thereof (provided the settlement has received the prior approval of the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Board member is liable for negligence or misconduct in the performance of its duties; provided that promptly after institution of the action, suit or proceeding the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend such matter. Upon the delivery to the Board member of written notice of assumption by the Company of the defense of such matter, the Company will not be responsible to the Board member for any further fees and disbursements relating to the defense of such matter, including fees and disbursements of counsel.

                SECTION 9. AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors at any time may amend or terminate the Plan without the approval of the shareholders of the Company; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan or Participants are subject. No amendment or termination of the Plan shall adversely affect the rights of a Participant with regard to his Stock Incentives without his consent.

                        SECTION 10. ADJUSTMENT IN SHARES

         If (i) the number of Shares shall be increased or reduced by a change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, or (ii) the Company engages in a transaction for which the Compensation Committee determines an adjustment is appropriate, then the Compensation Committee may make an adjustment in the number and kind of Shares available under the Plan. In addition, the Compensation Committee may, in its sole and absolute discretion, make an adjustment in the number, kind and price of Shares as to which outstanding Stock Incentives, or the portions thereof then unexercised, shall be subject, to the end that the Participant's proportionate interest is maintained as before the occurrence of the event. An adjustment in outstanding Options will be made without change in the total price applicable to the unexercised portion of the Option and, if necessary, with a corresponding adjustment in the exercise price per share. Any fractional Shares resulting from such adjustments shall be eliminated. All adjustments made by the Compensation Committee under this Section shall be conclusive.

         In the event of a merger, consolidation or other reorganization of the Company or tender offer for Shares, the Compensation Committee may make such adjustments with respect to Stock Incentives and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, substitution of new awards, adjustment of outstanding Stock Incentives, acceleration of Stock Incentives, removal of restrictions on outstanding Stock Incentives, or termination of outstanding Stock Incentives in exchange for the cash value determined in good faith by the Compensation Committee. Any adjustment pursuant to this Section may provide, in the Compensation Committee's discretion, for the elimination without payment therefor of any fractional Shares that might otherwise become


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subject to any Stock Incentives, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

                          SECTION 11. WITHHOLDING TAXES

         To the extent required by law, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, prior to the delivery of any certificate or certificates for such Shares. A Participant must pay the withholding tax in cash or by certified check or, if the Agreement provides, by the Participant tendering Shares or by the Company deducting a sufficient number of Shares from the Stock Incentive issued to satisfy withholding taxes, in accordance with the Agreement.

                       SECTION 12. RIGHTS AS A SHAREHOLDER

         A Participant or a transferee of a Participant shall have no rights as a shareholder of the Company with respect to any Shares until the date of the issuance of a stock certificate to him for the Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan or the Agreement.

                            SECTION 13. GOVERNING LAW

         The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.



                                MARINER HEALTH CARE, INC.


                                By:
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                                Title:
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